EXHIBIT 10.2

NEITHER THIS NOTE NOR THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NEITHER MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR UNLESS SOLD PURSUANT TO AN EXEMPTION THEREFROM.

10% ORIGINAL ISSUE DISCOUNT CONVERTIBLE

SECURED PROMISSORY NOTE AND GUARANTEE

March 29, 2017 (the “Effective Date”)

FOR VALUE RECEIVED, Biotech Products Services and Research, Inc., a Nevada corporation (the “Maker”), with principal executive offices located at 4045 Sheridan Avenue, Suite 239 Miami, FL33140, hereby promises to pay to the order of Agent (the “Agent” and the “Payee”) for and on behalf of the Lenders (as defined below), the principal amount set out on the grid attached to this 10% Original Issue Discount Convertible Secure Promissory Note and Guarantee Note the (“Note”), not to exceed ONE MILLION SIX HUNDRED SIXTY-SIX THOUSAND SIX HUNDRED SIXTY-SEVEN DOLLARS ($1,666,667), or, if less, the aggregate unpaid principal amount corresponding to all tranche payments (the “Tranche Payments” and each a “Tranche Payment”) made to the Maker by Payee (each a “Tranche”) together with interest, in each case in the manner described herein (as further described in that certain Securities Purchase Agreement, dated March 29, 2017 (the “SPA”), by and among Maker, Agent, Ian Bothwell (“Bothwell”), and Dr. Bruce Werber (“Werber”; Bothwell and Werber, collectively referred to herein as the “Other Lenders”). For the avoidance of doubt, (i) the Lenders (as defined below) may loan the Maker up to aggregate Tranche Payments of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000), and the Lenders (as defined below) shall be repaid by Maker an aggregate principal amount corresponding to the aggregate Tranche Payments made to the Maker, plus a ten percent (10%) original issue discount, i.e., the Lenders (as defined below) shall be repaid the aggregate Tranche Payments made to Maker divided by (0.90); and (ii), thus, if the Lenders made aggregate Tranche Payments of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) to Maker, then Maker shall repay the Lenders an aggregate principal amount of ONE MILLION SIX HUNDRED SIXTY-SIX THOUSAND SIX HUNDRED SIXTY-SEVEN DOLLARS ($1,666,667). Capitalized terms not otherwise defined herein or in Annex A shall have the meanings set forth in the SPA.

The lenders under this Note are listed in Appendix A hereto (the “Lenders”) and have authorized the Agent to act for and on their behalf in respect of all matters related to this Note. Maker hereby agrees and acknowledges that Other Lenders have granted Agent such authority and that all Lenders have agreed to the terms and conditions of this Note. Notwithstanding anything to the contrary contained herein, Maker and Non-Agent Lenders hereby agree that Agent shall not be liable to the Other Lenders for any obligations under this Note and further, that Agent shall not be liable to Maker for any Tranche Payments due to Maker by the Other Lenders.

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1. Draw Downs.

(a)	General.

(i)	The Lenders may loan to Maker an aggregate of up to $1,500,000 in Tranche Payments corresponding to an aggregate of up to $1,666,667 in principal amount due under this Note. Subsequent to the second Tranche, in the event that any Lender does not participate in a requested Tranche as described in Section 1(a)(ii), the remaining Lenders who desire to participate in such Tranche (the “Participating Lenders”) shall have the right to participate in such Tranche in an amount up to one hundred percent (100%) of the entire Tranche. In the event that Participating Lenders do not collectively loan 100% of the desired Tranche amount, then the Maker shall be permitted to request from any Person the remaining amount, so long as such Person(s) agree to execute the SPA, this Note, and the other Transaction Documents (and further, Maker and Lenders agree to amend the SPA, this Note, and the other Transaction Documents, to reflect such funding by the other Person(s)). Notwithstanding the foregoing, (i) the Participating Lenders shall have at least five (5) days prior to the closing of such Tranche to notify the Maker as to whether the Participating Lenders, collectively, will loan one hundred percent (100%) of the desired amount, and (ii) Maker may only be entitled to request from any Person the remaining desired amount of such Tranche upon the six (6)-month anniversary of the Effective Date and so long as there are no Events of Default. Additionally, the Lenders shall not be required to fund any Tranches subsequent to the Initial Tranche (as defined below) if: (i) the Maker, its Subsidiaries, or any of the directors or officers of the Maker or its Subsidiaries commit fraud; (ii) the Maker or its Subsidiaries breach any representation, warranty, or covenant contained in this Note or any other Transaction Documents (subject to the cure periods, if any, set forth in the applicable Transaction Document); or (iii) if there is an Event of Default.

(ii)	The initial Tranche of $475,000 (“Initial Tranche”) will be immediately available to the Maker, subject to the satisfaction of all required conditions hereunder. The second Tranche will be made available to the Maker in the corresponding dollar amounts set forth on the Schedule of Tranches attached hereto as Exhibit A (the “Schedule of Tranches”) and as set forth in Section 1(b). Each additional Tranche desired by Maker shall be requested in writing (the “Notice of Tranche Request”) to Agent. A Notice of Tranche Request shall contain the following information, certified by an authorized office of Maker: (i) the requested amount of the Tranche Payment; (ii) all conditions to funding set forth in this Note and in the SPA have been satisfied by Maker; (iii) neither Maker nor its Subsidiaries are in breach of any representation, warranty or covenant contained in this Not or any other Transaction Documents; and (iv) there is no Event of Default. Subsequent to the second Tranche, upon Agent’s receipt of a Notice of Tranche Request, and Agent’s acknowledgment of such receipt (the “Funding Request Date”), the Agent shall have the option to make the Tranche Payment to Maker within five (5) Business Days following the Funding Request Date.

(iii)	The Maker hereby authorizes the Payee to endorse on the Schedule of Tranches annexed to this Note all Tranches made to the Maker and all payments of principal amounts in respect of such Tranches, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all Tranches and the specific amounts funded by each Lender; provided, however, that the failure to make such notation with respect to any Tranche or payment shall not limit or otherwise affect the obligations of the Maker under this Note or the rights of each Lender.

(iv)	In connection with the foregoing, the Agent and the Lenders agree that each Tranche Payment made hereunder shall be made via wire transfer to an account designated by Maker (and provided to each Lender) on or prior to the date of such advance. However, each Lender’s respective portion of a Tranche Payment shall be wired by each Lender separately to Maker.

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(b)	Funding of the Initial Tranche and the Second Tranche. The Initial Tranche and the second Tranche will be for an aggregate loan of up to $600,000 (subject to adjustment as described herein) in Tranche Payments corresponding to an aggregate of $666,666.67 in principal amount due to Lenders. The Tranche Payments of each Lender for each of the Initial Tranche through the second Tranche is set forth on the Schedule of Tranches attached hereto as Exhibit A. As set forth in Section 1(a)(ii), the Initial Tranche will be immediately available to the Maker, subject to the satisfaction of all required conditions hereunder. The second Tranche Payment will be for $125,000 and will be loaned to the Maker on July 15, 2017, and subject to the conditions described in Section 1(a)(i). Additionally, Maker shall provide Agent the information required in Notice of Tranche Notice. Notwithstanding anything to the contrary contained in this Section 1(b), the Maker and the Lenders acknowledge and agree that $300,000 of the Tranche Payment of the initial Tranche will be loaned through the rollover of loans by the Other Lenders prior to the Effective Date.

2. Payments of Principal. Subject to the acceleration provisions of Section 11 or the prepayment provisions of Section 4, all unpaid principal, fees and accrued and unpaid interest shall be due and payable in full on the first (1st) anniversary of the Effective Date (the “Maturity Date”). For the avoidance of doubt, such amounts are due on the Maturity Date regardless of when any Tranche Payment was made to Maker.

3. Interest. The unpaid principal amount of this Note shall accrue interest on the basis of a 365 day year at ten percent (10%) per annum, provided that upon the occurrence and during the continuance of an Event of Default the outstanding principal amount of this Note at the Mandatory Default Amount, and any accrued and unpaid interest and all other overdue amounts shall each bear interest until paid at the stated rate plus an additional eight percent (8%) per annum, i.e., eighteen percent (18%) per annum (the “Default Interest Rate”). Additionally, in the event that the price of the Common Stock falls below $0.0125 on the applicable Trading Market for three (3) consecutive Trading Days, then this Note shall accrue interest on the basis of a 365 day year at the Default Interest Rate. Accrued interest shall be payable (a) upon the payment or prepayment of any principal owing under this Note (but only on the principal amount so paid or prepaid), (b) commencing on June 30, 2017, and continuing on the last Business Day of each subsequent calendar quarter, and (c) on the Maturity Date. In the event of a conversion of this Note prior to the Maturity Date pursuant to the terms set forth in Section 6, all accrued and unpaid interest shall be added to the principal amount being converted as of the date of conversion to determine the amount of securities into which this Note shall be converted.

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4. Prepayments. At any time upon five (5) days’ notice written notice to Lenders (a “Prepayment Notice”), Maker may prepay any portion of the principal amount of this Note, including accrued and unpaid interest (the “Prepayment Amount”). If Maker exercises its right to prepay the Note, Maker shall within three (3) days after such five-day period (the “Prepayment Period”), make payment to the Lenders of an amount in cash equal to the sum of the then outstanding principal amount of this Note that it desires to prepay, as follows:

(a) At any time within the first sixty (30) days of the Effective Date, but subject to the Lenders’ conversion rights set forth herein, the Maker may prepay Lenders an amount in cash equal to the Prepayment Amount multiplied by 120%.

(b) At any time between the sixty-first (61st) and one hundred twentieth (120th) day after the Effective Date, but subject to the Lenders’ conversion rights set forth herein, the Maker may prepay Lenders an amount in cash equal to the Prepayment Amount multiplied by 125%.

(c) At any time between the one hundred twenty-first (121st) and one hundred eightieth (180th) day after the Effective Date, but subject to the Lenders’ conversion rights set forth herein, the Maker may prepay Lenders an amount in cash equal to the Prepayment Amount multiplied by 130%.

(d) At any time after the one hundred eightieth (180th) day after the Effective Date, but subject to the Lenders’ conversion rights set forth herein, the Maker may prepay Lenders an amount in cash equal to the Prepayment Amount multiplied by 140%.

If Maker does not make such payment within the relevant Prepayment Period, it shall be required to deliver a new Prepayment Notice, and repeat the procedures set forth in this Section 4, prior to prepaying any portion of this Note. Lenders may continue to convert the Note from the date of their respective receipt of any Prepayment Notice until the beginning of the Prepayment Period. In the event that the Maker prepays only a portion of the principal amount and accrued and unpaid interest due hereunder, the prepayment shall be applied first to the amounts due on the most recently funded Tranche to date, and thereafter each Tranche that preceded the most recently funded Tranche. For example, if four (4) tranches were funded to date, but only three (3) Tranches were being prepaid within the Prepayment Period, then the fourth (4th) Tranche would be prepaid first, the third (3rd) Tranche would be prepaid second, and the second (2nd) Tranche would be prepaid third; thus, the Initial Tranche would not be prepaid. Additionally, immediately upon the consummation of an event constituting a Change of Control, the Maker shall repay all unpaid principal at 150% of the principal amount outstanding plus all accrued and unpaid interest thereon and all other amounts hereunder (the “Change of Control Prepayment Amount”). In the event that Maker desires to pay to Lenders a Prepayment Amount or is required to pay a Change of Control Prepayment Amount, and there is an existing Event of Default, Maker shall prepay the Prepayment Amount to Lenders set forth in clauses (a)-(d) above, or if applicable, the Change of Control Prepayment Amount, multiplied by the Mandatory Default Amount

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5. Payment Terms. All payments of principal and interest due under this Note shall be made by Maker to Lenders and shall be paid in cash in immediately available funds in lawful money of the United States by wire transfer to the bank account designated by each Lender in writing from time to time, or subject to Section 6, in shares of Common Stock. All payments under this Note shall be made without withholding, defense, set-off, counterclaim or deduction. Payments and prepayments made to the Lenders by the Maker hereunder shall be applied first to expenses recoverable under Section 17, then accrued interest and then to principal. If the due date of any payment under this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension.

6. Conversion.

(a) Optional Conversion. At any time after the six (6) month anniversary of the Effective Date until this Note is no longer outstanding, any outstanding principal portion of this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of each Lender (subject to the conversion limitations set forth in Section 6(d) hereof). Any Lender shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Exhibit B (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required by the Company.To effect conversions hereunder, the requesting Lender shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. Lenders and Maker shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Maker may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Payee shall be controlling and determinative in the absence of manifest error.Notwithstanding anything to the contrary contained herein, the Other Lenders shall not be permitted to convert any amount due under this Note until Agent is repaid (whether in cash or in Common Stock) all amounts (including without limitation, principal and interest) due to it by Maker under this Note (the “Other Lenders’ Conversion Period”). For the avoidance of doubt, each Lender may only convert the portion of this Note that relates to each Lender’s specific contribution to any Tranche Payment (e.g., if a specific Lender made aggregate Tranche Payments of $500,000, which corresponds to a principal amount of $555,555.56, then such Lender may only convert a principal amount of up to $555,555.56, (plus all accrued and unpaid interest and any other amounts due hereunder).

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(b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to the lower of (i) $0.15 (the “Fixed Conversion Price”), and (ii) sixty percent (60%) of the lowest daily VWAP in the twenty (20) Trading Days prior to the Conversion Date (the “Variable Conversion Price”, and together with the Fixed Conversion Price, the “Conversion Price”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. Nothing herein shall limit a Payee’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof and the Payee shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Payee from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Notwithstanding anything to the contrary contained in this Section 6(b), upon the commencement of the Other Lenders’ Conversion Period the Other Lenders shall be entitled to a one (1)-time reset of the Fixed Conversion Price equal to the lowest Conversion Price utilized by the Agent by the time of commencement of the Other Lenders’ Conversion Period. In the event that the Other Lenders’ Conversion Period commences prior to the date that the Agent is repaid (whether in cash or in Common Stock) all amounts (including without limitation, principal and interest) due to it by Maker under this Note, then Agent shall also be entitled to the same one (1)-time reset of the Fixed Conversion Price as the Other Lenders.

(c) Mechanics of Conversion.

(i)	Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price.

(ii)	Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Maker shall deliver, or cause to be delivered, to the relevant Lender a certificate or certificates representing the Conversion Shares which, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the SPA representing the number of Conversion Shares being acquired upon the conversion of this Note), subject to Rule 144 promulgated under the Securities Act. All certificate or certificates required to be delivered by the Company under this Section 6(c) shall be delivered electronically through the Depository Trust Company or another established clearing corporation performing similar functions. If Rule 144 is unavailable at the time of conversion, then the certificate evidencing the Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

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“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE PAYEE), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

(iii)	Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Lender by the Share Delivery Date, such Lender shall be entitled to elect by written notice to the Maker at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Maker shall promptly return to such Lender any original Note delivered to the Maker and such Lender shall promptly return to the Maker the Common Stock certificates issued to such Lender pursuant to the rescinded Notice of Conversion.

(iv)	Obligation Absolute; Partial Liquidated Damages. The Maker’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the relevenat Lender to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the such Lender or any other Person of any obligation to the Maker or any violation or alleged violation of law by such lender or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Maker to such Lender in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Maker of any such action the Maker may have against such Lender. In the event any Lender shall elect to convert any or all of the outstanding principal amount hereof, the Maker may not refuse conversion based on any claim that such Lender or anyone associated or affiliated with such Lender has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to such Lender, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Maker posts a surety bond for the benefit of such Lender in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Lender to the extent it obtains judgment. In the absence of such injunction, the Maker shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Maker fails for any reason to deliver to the relevant Lender such certificate or certificates pursuant to Section 6(c)(ii) by the Share Delivery Date, the Maker shall pay to such Lender, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such certificates are delivered or such Lender rescinds such conversion. Nothing herein shall limit a Lender’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof for the Maker’s failure to deliver Conversion Shares within the period specified herein and such Lender shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Lender from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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(v)

Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to any Lender, if the Maker fails for any reason to deliver to such Lender such certificate or certificates by the Share Delivery Date pursuant to Section 6(c)(ii), and if after such Share Delivery Date such Lender is required by its brokerage firm to purchase (in an open market transaction or otherwise), or such Lender’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Lender of the Conversion Shares which such lender was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Maker shall (A) pay in cash to such lender (in addition to any other remedies available to or elected by such Lender) the amount, if any, by which (x) such Lender’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Lender was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Lender, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to such Lender the number of shares of Common Stock that would have been issued if the Maker had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the relevant Lender purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Maker shall be required to pay such Lender $1,000. Such Lender shall provide the Maker written notice indicating the amounts payable to such Lender in respect of the Buy-In and, upon request of the Maker, evidence of the amount of such loss. Nothing herein shall limit a Lender’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Maker’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

(vi)

Reservation of Shares Issuable Upon Conversion. The Maker covenants that, subject to the terms and conditions set forth in the SPA, it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to the following formula: 3 x (P/CP), where P equals the outstanding principal amount of this Note from time to time and CP equals the Conversion Price, whichever is in effect from time to time, in the name of the Lenders, for the sole purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Lender (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the SPA) be issuable (taking into account the adjustments and restrictions as set forth herein) upon the conversion of the then outstanding principal amount of this Note. The Maker covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(vii)

Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the relevant Lender would otherwise be entitled to purchase upon such conversion, the Maker shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(viii)

Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the relevant Lender hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Maker shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of such Lender so converted and the Maker shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Maker the amount of such tax or shall have established to the satisfaction of the Maker that such tax has been paid. The Maker shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

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(d) Lenders’ Conversion Limitations. The Maker shall not effect any conversion of this Note, and Lender (other than a Lender who is also then currently and/or officer and director of the Maker) shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Lender (together with the Lender’s Affiliates, and any Persons acting as a group together with the Lender or any of the Lender’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Lender and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Lender or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Maker subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other notes or warrants) beneficially owned by the Lender or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Lender together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of each Lender, and the submission of a Notice of Conversion shall be deemed to be the Lender’s determination of whether this Note may be converted (in relation to other securities owned by the Lender together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Lender will be deemed to represent to the Maker each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Maker shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, the Lender may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Maker’s most recent periodic or annual report filed with the Commission, as the case may be; (ii) a more recent public announcement by the Maker; or (iii) a more recent written notice by the Maker or the Maker’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Lender, the Maker shall within two (2) Trading Days confirm orally and in writing to the Lender the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Maker, including this Note, by the Lender or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Lender. The Lender, upon not less than 61 days’ prior notice to the Maker, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Lender and the Beneficial Ownership Limitation provisions of this Section 6(d) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Maker. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note. Notwithstanding anything to the contrary contained in this Section 6(d), the limitations contained in this Section 6(d) shall not apply to the Other Lenders.

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(e) Leak-Out. In the absence of an Event of Default under this Note and subject to the resale restrictions of Rule 144, the Payee shall be permitted to only sell an amount of Conversion Shares equal to the greater of ten thousand dollars ($10,000) a day or twenty percent (20%) of the daily volume of the Common Stock on the previous Trading Day.

7. Adjustments; Reorganizations.

(a) Adjustment for Stock Splits and Combinations. If the outstanding shares of Common Stock of the Maker shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Maker convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect to the Common Stock of the Maker, the Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if outstanding shares of the Common Stock of the Maker shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination, be proportionately increased. Any adjustment to the Conversion Price under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

(b) Reorganizations, Mergers, Consolidations or Reclassifications. In the event of any capital reorganization, any reclassification of the Common Stock of the Maker (other than a change in par value), or the consolidation or merger of the Maker with or into another Person (each a “Reorganization”), the Payee shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to a Reorganization, upon conversion of this Note (or deemed conversion of this Note in the event that the Reorganization is consummated at such time as this Note is not otherwise convertible under the terms hereof), the kind and number of shares of Common Stock or other securities or property (including cash) of the Maker, or other corporation resulting from or surviving such Reorganization, to which a holder of the number of shares of the Common Stock of the Maker which this Note entitled the holder thereof to convert into immediately prior to such Reorganization would have been entitled to receive with respect to such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Lenders of this Note, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of this Note. In the event of a Reorganization in which the equity securities of the Maker into which this Note is then convertible are exchangeable for or convertible into securities of another issuer, the shares of common stock of which are securities registered under or subject to Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended, any agreement relating to such Reorganization shall provide for the assumption of this Note by such issuer, to the extent not previously converted or redeemed, which Note shall thereafter be convertible into the shares of common stock of such issuer on the basis set forth in this Section 7(b). The provisions of this Section 7(b) shall similarly apply to successive Reorganizations.

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(c) No Impairment. The Maker shall not participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but shall at all times in good faith use its best efforts in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the Lenders against dilution or other impairment.

(d) Subsequent Equity Sales. If, at any time while this Note is outstanding, Maker, or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 7(d) in respect of an Exempt Issuance. Maker shall notify the Lenders in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to Section 7(d), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not Maker provides a Dilutive Issuance Notice pursuant to this Section 7(d), upon the occurrence of any Dilutive Issuance, the Lenders are entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether any Lender accurately refers to the Base Conversion Price in the Notice of Conversion.

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8. Guarantee. The Guarantors hereby jointly and severally guarantee to the Lenders and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise, including amounts that would become due but for the operation of the automatic stay under the Debtor Relief Laws) of the Obligations. The Guarantors hereby further jointly and severally agree that if the Maker shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise, including amounts that would become due but for the operation of the automatic stay under the Debtor Relief Laws) any of the Obligations strictly in accordance with the terms of any document or agreement evidencing any such Obligations, including in the amounts, in the currency and at the place expressly agreed to thereunder, irrespective of and without giving effect to any law, order, decree or regulation in effect from time to time of the jurisdiction where the Maker, any Guarantor or any other person obligated on any such Obligations is located, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The obligations of the Guarantors under this Section 8 are primary, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Maker under this Note, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 8 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances and shall apply to any and all Obligations now existing or in the future arising. The guarantee in this Section 8 is a continuing guarantee and is a guaranty of payment and not merely of collection, and shall apply to all Obligations whenever arising.

9. Security Grant. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Obligations, each of the Obligors hereby pledges and grants to Agent, a pari passu security interest in all of such Obligor’s right, title and interest in their respective properties, assets and revenues, whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (for the avoidance of doubt, all of each Obligor’s respective properties, assets, revenues, and any other collateral or interests described in Security Agreement and Intellectual Property Security Agreement, being collectively referred to herein as the “Collateral”). Such security interests and Collateral are evidenced in the Security Agreement and the Intellectual property Security Agreement.

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10. Events of Default. “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a) the Maker shall fail (i) to pay any principal amount of the Note, or any portion thereof when due, or (ii) to pay any interest or any portion thereof or any other amount hereunder and such failure continues for five (5) calendar days from the date same becomes due;

(b) any Obligor shall fail to perform or observe any term, covenant or agreement to be performed or observed by it contained in Sections 12 or 13, if such failure remains uncured for a period of three (3) calendar days;

(c) any Obligor shall fail to perform or observe any other covenant or agreement contained (i) herein (other than a breach by Maker of its obligations to deliver shares of Common Stock to any Lender upon conversion, which breach is addressed in clause (r) below) or in any other Transaction Documents, or (ii) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated; if such failure remains uncured for a period of three (3) calendar days;

(d) any material representation or warranty of any Obligor made herein or the other Transaction Documents herewith proves to have been materially incorrect or untrue when made or reaffirmed;

(e) any Obligor (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

(f) the Company does not meet the current public information requirements under Rule 144 (notwithstanding the foregoing, the Company shall be permitted to file its Annual Report on Form 10-K for the 2016 fiscal year, its Quarterly Report on Form 10-Q for the period ended January 31, 2017, and its Quarterly Report on Form 10-Q for the period ended April 30, 2017, by July 15, 2017, at the latest);

(g) (i) failure of any Obligor to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness under this Note) with an aggregate principal amount of $1,000,000 or more, in each case beyond the grace or cure period, if any, provided therefor or (ii) breach or default by any Obligor with respect to any term of (1) one or more items of Indebtedness in the aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness, in each case beyond the grace or cure period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be;

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(h) Reserved;

(i) there shall have occurred any condition or event that has or is reasonably likely to have a Material Adverse Effect and such condition or event is not cured within thirty (30) calendar days after written notice to Maker;

(j) any Obligor shall contest the validity or enforceability of any part of this Note;

(k) the Company, within a month of the Effective Date, changes transfer agents without the written consent of the Holder;

(l) any monetary judgment, writ or similar final process shall be entered or filed against any Obligor or any of their respective properties or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of thirty (30) calendar days;

(m) the Company shall fail to maintain sufficient reserved shares pursuant to Section 6(c)(vi) of this Note;

(n) Reserved;

(o) the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), provided that (1) the Company shall have five (5) Trading Days to cure such failure after the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act, further provided that the Maker files a Form 12b-25 for such report) (notwithstanding the foregoing, the Company shall be permitted to file its Annual Report on Form 10-K for the 2016 fiscal year, its Quarterly Report on Form 10-Q for the period ended January 31, 2017, and its Quarterly Report on Form 10-Q for the period ended April 30, 2017, by July 15, 2017, at the latest);

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(p) the Company shall be responsible for the transfer agent’s failure to a Lender prior to the third (3rd) Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Lender, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Note in accordance with the terms hereof;

(q) the Company shall be a party to any Change of Control or Fundamental Transaction or shall agree to sell or dispose of all or substantially all of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

(r) Maker shall fail for any reason to deliver certificates to a Lender on or prior to the third (3rd) Trading Day after a Conversion Date pursuant to Section 6(c), or Maker shall provide at any time notice to Lenders, including by way of public announcement, of the Maker’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof;

(s) the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days or the transfer of shares of Common Stock through the Depository Trust Company System is no longer available or “chilled”;

(t) any Obligor shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties; (ii) admit in writing its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country; or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

(u) the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $100,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof; or

(v) any of the Obligors shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

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11. Remedies. Upon the occurrence of any Event of Default, the Obligor shall within one (1) Business Day deliver written notice thereof via facsimile or electronic mail (a “Default Notice”) to each Lender. For the avoidance of doubt, neither the Obligor’s failure to timely deliver a Default Notice nor any Lender’s failure to become aware of an Event of Default shall effect the date of occurrence of the Event of Default (e.g., if an Event of Default occurred on April 15, 2017, and neither the Obligor provided the relevant Default Notice on the next Business Day nor any Lender’s failure to become aware of such Event of Default by April 16, 2017, such Event of Default shall still be deemed to occur on April 15, 2017). Upon the occurrence of any Event of Default specified in Section 10(e) above, the principal amount of this Note at the Mandatory Default Amount together with any interest thereon (at the Default Interest Rate), all fees and all other Obligations (including the Prepayment Premium) shall become immediately and automatically due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Maker). Following any such demand, the Maker shall immediately pay to such holder all amounts due and payable with respect to this Note. If an Event of Default shall have occurred and is continuing the Payee shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Payee were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right).

If the Obligations are accelerated for any reason, including because of default, sale, transfer or encumbrance (including that by operation of law or otherwise), the Prepayment Premium will also be automatically due and payable regardless of whether the Obligations were voluntarily or involuntarily prepaid, repaid, paid, satisfied, distributed or discharged and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof.  Any Prepayment Premium shall be presumed to be the liquidated damages sustained by the Payee as the result of the early termination and the Maker agrees that it is reasonable under the circumstances currently existing.  THE MAKER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW WHICH PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM OR DAMAGES IN CONNECTION WITH ANY SUCH VOLUNTARY OR INVOLUNTARY ACCELERATION OF THIS NOTE, ANY RESCISSION OF SUCH ACCELERATION, THE EARLIER MATURITY OF THIS NOTE OR THE COMMENCEMENT OF ANY INSOLVENCY PROCEEDING OR OTHER PROCEEDING PURSUANT TO ANY DEBTOR RELIEF LAWS, OR PURSUANT TO A PLAN OF REORGANIZATION.  The Maker expressly agrees that: (A) the Prepayment Premium and any discount on the loan provided for herein is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between the Lenders and the Maker giving specific consideration in this transaction for such agreement to pay the Prepayment Premium and (D) the Maker shall be estopped hereafter from claiming differently than as agreed to in this paragraph.  The Maker expressly acknowledges that its agreement to pay the Prepayment Premium to each lender as herein described is a material inducement to the Lenders to make the loans under this Note.

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12. Obligors’ Representations. Each Obligor represents and warrants to the Lenders as follows

(a) General Representations. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to execute, deliver and perform its obligations under this Note.  It has duly authorized and taken all other appropriate action for the execution, delivery and performance of this Note and any other document or instrument delivered pursuant hereto or in connection herewith and the consummation of the transactions provided for in this Note.  It has duly executed and delivered this Note and this Note constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and similar laws and by equitable principles, whether considered at law or in equity.  Its execution and delivery of this Note, the performance of the transactions contemplated by this Note and the fulfillment of the terms of this Note will not (i) conflict with or violate any of its constitutive documents or its contractual obligations, (ii) conflict with or violate any order, judgment or decree of governmental authority binding on it, (iii) require any approval of its equity holders or any approval or consent of any Person under any contractual obligation of such Obligor, except for such approvals or consents which will be obtained on or before the date hereof, or (iv) conflict with or violate any applicable laws, or (v) result in or require the creation or imposition of any Lien upon any of its properties or assets (other than any Liens created hereunder).  It has duly obtained, effected or given all authorizations, consents, licenses, orders or approvals of or registrations or declarations with any governmental authority or any other Person required in connection with the execution and delivery of this Note and the performance of the transactions contemplated by this Note, and such authorizations, consents, licenses, orders or approvals of or registrations or declarations are in full force and effect. There has been no increase in salary or other compensation (cash or otherwise) payable or to become payable to any director, officer, contractor or advisor of an Obligor. There are no actions, suits or proceedings by or before any arbitrator or governmental authority pending against or, to the knowledge of such Obligor, threatened against or affecting any Obligor (A) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (B) that involve this Note or the transactions contemplated hereby. It is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. None of the reports, financial statements, certificates or other information furnished by or on behalf of such Obligor in connection with this Note contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Collateral Representations. It owns the Collateral purported to be owned by it or otherwise has rights or the power to transfer rights in the Collateral in which it purports to grant a security interest hereunder and no Lien exists upon the Collateral other than (i) the security interest created or provided for herein and (ii) Permitted Liens. The full and correct legal name, type of organization, jurisdiction of organization and mailing address of each Obligor are correctly set forth in Schedule 1. Except as set forth in the disclosures in Item 1 of Part 1 of the Maker’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, no Obligor has been known by or used any other legal or fictitious name or been a party to any merger or consolidation, or acquired all of the assets of any Person, or acquired any of its property or assets out of such Obligor’s ordinary course of business. Each Obligor has not (A) within the period of four (4) months prior to the date hereof, changed its location (as defined in Section 9-307 of the UCC), or (B) heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by any other Person, who is not an Obligor.

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13. Covenants. Each Obligor covenants and agrees as provided in Annex B.

14. Reserved.

15. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc. This Note shall be governed by, and construed in accordance with, the law of the State of New York. The Obligors and the Payee hereby submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, borough of Manhattan for the purposes of all legal proceedings arising out of or relating to this Note or the transactions contemplated hereby. This Note may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Note. Delivery of an executed counterpart of a signature page to this Note by electronic transmission shall be as effective as delivery of an original executed counterpart of this Note. This Section 15 shall survive the termination of this Note. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF. Each party hereto acknowledges that this Note has been negotiated, executed, and delivered in the State of New York and is to be wholly performed within New York, and each party’s actions in connection with the negotiation, execution, and delivery of this Note constitutes transacting business in New York.

16. Expenses; Amendments. The Maker shall pay on demand all costs and expenses of the Payee (i) in connection with the negotiation, preparation, administration, execution and delivery of this Note and any other agreement in connection herewith, including filing fees, taxes, assessments, reasonable attorney’s fees and expenses, (ii) in connection with each amendment, forbearance, waiver, consent, refinancing, restructuring, reorganization (including any fees (including attorneys’ fees) and costs incurred by the Payee for any reason in respect of the bankruptcy of the Maker), enforcement or attempted enforcement, and any matter related thereto, and in each case including all reasonable out of pocket expenses of the Payee or the Payee’s attorneys that are related thereto, and (iii) the reasonable fees and costs of consultants, appraisers, accountants and the like engaged by the Payee in respect of the Obligor’s obligations hereunder. The Obligors shall reimburse, hold harmless and indemnify the Payee and its directors, officer, employees, advisors agents and affiliates from any and all loss, liability or legal or other expense with respect to or resulting from this Note, except losses or damages resulting from Payee’s own gross negligence or willful misconduct. This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Obligors and the Payee.

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17. Right of Setoff. The Payee and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Payee or any such affiliate to or for the credit or the account of any Obligor against any and all of the obligations of such Obligor now or hereafter existing hereunder to the Payee or, irrespective of whether or not the Payee shall have made any demand hereunder and although such obligations of such Obligor may be contingent or unmatured or are owed to a branch or office of the Payee different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Payee and its affiliates hereunder are in addition to other rights and remedies (including other rights of setoff) that the Payee or its affiliates may have.

18. C-Level Executives’ Salaries. C-Level executives, which shall initially consist of Albert Mitrani, Ian Bothwell Dr. Bruce Werber, Mari Mitrani, Terrell Suddarth, and any similarly positioned C-Level executives (e.g., Chief Technology Officer) that are hired after the date hereof (collectively, the “Executives” and each an “Executive”) with Payee’s prior written consent (which such consent shall not be unreasonably withheld), shall be entitled to receive their monthly base contractual salary. Additionally, the currently hired Executives may only be compensated based on the pro-rata monthly salary set forth in the each of the Executives’ respective employment agreements in effect as of the Effective Date. In the event that the any of the Executives receive any such amounts, then Payee shall receive a simultaneous repayment equal to one-third (1/3) of the aggregate amounts paid to the Executives at the prepayment rates set forth in Section 4. Such repayment shall reduce the principal amount due specifically to Payee under this Note, and such repayments shall continue until Payee is repaid all unpaid principal, fees, and accrued and unpaid interest due to it under this Note. Notwithstanding anything to the contrary contained in this Section 18, unless waived in writing by Payee, in no event shall past due salary due to any Executive be paid to such Executive until all unpaid principal, fees, and accrued and unpaid interest due under this Note to Payee is paid in full.

19. Subsequent Maker Capital Raises. Subject to the Maker’s prohibitions on future capital raises set forth in the SPA, in the event that the Maker raises above $500,000 from any other Person(s), all amounts raised above $500,000 shall be used towards the repayment of the unpaid principal, fees, and accrued and unpaid interest due to Agent under this Note (with such payments being applied first to accrued and unpaid interest, then the fees, and then the unpaid principal).

20. Assignments. The Payee may at any time assign all or a portion of its rights and obligations under this Note without the prior written consent of the Obligors. From and after the effective date specified in each assignment and assumption, the assignee thereunder shall be a party to this Note and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of the Payee under this Note, and the Payee shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Note (and, in the case of an assignment and assumption covering all of the Payee’s rights and obligations under this Note, the Payee shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 15 with respect to facts and circumstances occurring prior to the effective date of such assignment.

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21. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Annexes and Schedules shall be construed to refer to Sections, Annexes and Schedules of this Note and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, supplemented or otherwise modified from time to time.

22. Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Obligors, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Obligors. This Note ranks paripassu with all other Notes now or hereafter issued under the terms set forth herein.

23. Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Maker shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Maker.

24. Failure or Indulgence not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

25. Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Maker covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Obligors from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Obligors (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Payee, but will suffer and permit the execution of every such as though no such law has been enacted.

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26. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Payee’s right to pursue actual and consequential damages for any failure by the Obligors to comply with the terms of this Note. The Obligors covenant to Payee that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Obligors (or the performance thereof). The Obligors acknowledge that a breach by it of its obligations hereunder will cause irreparable harm to the Payee and that the remedy at law for any such breach may be inadequate. The Obligors therefore agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Obligors shall provide all information and documentation to the Payee that is requested by the Payee to enable the Payee to confirm the Obligors’ compliance with the terms and conditions of this Note.

27. Notices. Any and all notices or other communications or deliveries to be provided by any Lender hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Maker, at the address set forth above, or such other facsimile number or address as the Maker may specify for such purposes by notice to any lender delivered in accordance with this Section 27. Any and all notices or other communications or deliveries to be provided by the Maker hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Lender at the facsimile number or address of the Lender appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Maker, at the principal place of business of such Lender, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 12:00 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 12:00 p.m. (New York City time) on any Trading Day, (iii) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

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28. Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

29. Agent’s Obligations. Notwithstanding anything to the contrary contained herein or any other Transaction Document, Obligors and Non-Agent Lenders hereby agree that Agent shall not be liable to the Other Lenders or any other Persons making a loan to Maker under this Note (and the other Transaction Documents) after the date hereof (the “Additional Lenders”), for any obligations under this Note or any other Transaction Documents, and further, that Agent shall not be liable to Maker for any Tranche Payments due to Maker by the Other Lenders or the Additional Lenders.

30. Indemnification of Agent. Subject to the provisions of this Section 30, the Other Lenders and the Additional Lenders will indemnify and hold Agent and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Agent (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Agent Party” and collectively the “Agent Parties”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Agent Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Other Lenders or the Additional Lenders in this Note or in the other Transaction Documents or (b) any third-party action instituted against the Agent Parties in any capacity, or any of them or their respective Affiliates, by any stockholder or member of the Obligators who is not an Affiliate of such Agent Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Agent Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Agent Party may have with any such stockholder or any violations by such Agent Party of state or federal securities laws or any conduct by such Agent Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Agent Party in respect of which indemnity may be sought pursuant to this Agreement, such Agent Party shall promptly notify the Other Lenders or Additional Lenders, as applicable, in writing, and the Other Lenders or Additional Lenders, as applicable, shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Agent Party. Any Agent Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Agent Party except to the extent that (i) the employment thereof has been specifically authorized by the Other Lenders or Additional Lenders, as applicable, in writing, (ii) the Other Lenders or Additional Lenders, as applicable, have failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Other Lenders or Additional Lenders, as applicable, and the position of such Agent Party, in which case the Other Lenders or Additional Lenders, as applicable, shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Other Lenders or the Additional Lenders, as applicable, will not be liable to any Agent Party under this Agreement (y) for any settlement by an Agent Party effected without the Other Lenders’ or Additional Lenders’ prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Agent Party’s breach of any of the representations, warranties, covenants or agreements made by such Agent Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 30 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Agent Party against the Other Lenders or Additional Lenders or others and any liabilities the Other Lenders or Additional Lenders may be subject to pursuant to law.

[Signature pages follow]

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IN WITNESS WHEREOF, the Obligors have caused this Note to be executed and delivered by their duly authorized officers, as of the date and year and at a place first above written.

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC., as the Maker

By:
Name:
Title:

ANU LIFE SCIENCES INC., as an Obligor

By:
Name:
Title:

GENERAL SURGICAL FLORIDA, INC., as an Obligor

By:
Name:
Title:

BEYOND CELLS CORP., as an Obligor

By:
Name:
Title:

BD SOURCE AND DISTRIBUTION, CORP., as an Obligor

By:
Name:
Title:

ETHAN NEW YORK, INC., as an Obligor

By:
Name:
Title:

[Signatures of Obligors continue on next page]

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MINT ORGANICS, INC., as an Obligor

By:
Name:
Title:

MINT ORGANICS FLORIDA, Inc., as an Obligor

By:
Name:
Title:

[Signature page of Agent /Payee and Other Lenders follows]

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The undersigned hereby agrees and acknowledges the terms of the foregoing, on behalf of itself and the Lenders:

AGENT, as the Agent/Payee

By:
Name:
Title:

Consented and agreed to:

__________________________________________

IAN BOTHWELL

__________________________________________

DR. BRUCE WERBER

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Appendix A

Lenders as of the Effective Date

a.	Agent
b.	Ian Bothwell
c.	Dr. Bruce Werber

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Annex A

Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the SPA, and (b) the following terms shall have the following meanings:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Applicable Market” means NASDAQ or, if the Maker's Common Stock is not listed for trading on NASDAQ at the applicable time, the Over-The-Counter Bulletin Board, if the trading of the Maker’s Common Stock is qualified for quotation thereon at the applicable time.

“Bankruptcy Event” means any of the following events: (a) any Obligor (as such term is defined in Rule 1-02(w) of Regulation S-X) commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof, (b) there is commenced against any Obligor any such case or proceeding that is not dismissed within 60 days after commencement, (c) any Obligor is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) any Obligor suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) any Obligor makes a general assignment for the benefit of creditors, (f) any Obligor calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) any Obligor, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or deposit account.

“Change of Control” means any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date hereof, but excluding any employee benefit plan of such person and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Closing Date) of Equity Interests of the Maker representing more than 50% of the voting interests represented by the issued and outstanding Equity Interests of the Maker (determined on a fully diluted basis but not giving effect to contingent voting rights that have not yet vested).

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“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Controlled Account” means a deposit account maintained by any Obligor at a banking institution that is subject to a deposit account control agreement in favor of Payee.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Debtor Relief Law” means the Bankruptcy Reform Act of 1978, codified as 11 U.S.C. §§101 et seq, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Maker pursuant to any stock or option plan for 10,000,000 shares of Common Stock duly adopted for such purpose, by a majority of the members of the Board of Directors and stockholders of the Maker, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, (c) with Payee’s prior written consent, securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Maker, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company, but shall not include a transaction in which the Maker is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) shares of Common Stock or Common Stock Equivalents issued to the national director of sales, and (e) securities of Mint Organics, Inc., a Florida corporation.

“Fundamental Transaction” means a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

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“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Guarantors” means each of the signatories hereto other than the Maker and each person that has executed a joinder to this Note pursuant to clause (g) of Annex B, in the form attached hereto as Annex C.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Intellectual Property Security Agreement” means that certain Intellectual Property Security Agreement, dated as of the Effective Date, by and between the Maker, its Subsidiaries, and the Agent.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Equity Interests, any purchase option, call or similar right of a third party with respect to such Equity Interests.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties, assets or condition (financial or otherwise) of the Maker and its Subsidiaries taken as a whole, (ii) the ability of any Obligor to fully and timely perform its Obligations, (iii) the legality, validity, binding effect or enforceability against an Obligor of this Note, or (iv) the rights, remedies and benefits available to, or conferred upon, the Payee under this Note.

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“Material Agreement” means each of those agreements of Payee’s which, if terminated, would have a Material Adverse Effect on this Note, the SPA, or any other agreement by and between the Maker and the Payee and Lenders, as set forth on Schedule 2, attached hereto.

“Mandatory Default Amount” means the payment of 140% of the principal amount of this Note and accrued and unpaid interest hereon, in addition to the payment of all other amounts, costs, expenses and liquidated damages due in respect of this Note

“NASDAQ” means the market tier of The National Association of Securities Dealers Automated Quotation System, referred to as the NASDAQ National Capital Market.

“Obligations” means, collectively, (a) in the case of the Maker, all obligations of the Maker under this Note to pay principal, fees and interest (including default interest and the Prepayment Premium) on this Note and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing by the Maker to the Payee, and (b) in the case of the Guarantors, all obligations of the Guarantors in respect of its guarantee under Section 8 and all other obligations of the Guarantors under this Note and (c) in the case of each of the foregoing, including all interest thereon and expenses related thereto, including any interest or expenses accruing or arising after the commencement of any case under any Debtor Relief Law (whether or not such interest or expenses are enforceable, allowed or allowable as a claim in whole or in part in such case).

“Obligors” means the Maker and the Guarantors.

“Permitted Investments” means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof and (b) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000.

“Permitted Liens” means, with respect to any person: (a) Liens arising by operation of law which were incurred in the ordinary course of business, carriers’, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and which (i) do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use thereof in the operations of the business of such person or (ii) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Liens and for which adequate reserves have been made if required in accordance with generally accepted accounting principles; (b) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation; (c) Liens securing taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made; (d) Liens arising from prior transactions between any Lender(s) and the Maker and (e) Liens securing any extension, renewal, replacement or refinancing of an indebtedness secured by a Lien permitted by this Note.

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“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.

“Prepayment Notice” shall have the meaning set forth in Section 4 hereof.

“Prepayment Premium” means any additional amounts and fees above the principal amount to be paid pursuant to Section 4.

“Proposal” means the following proposal: the issuance to the Payee for and on behalf the Lenders of the shares of Common Stock of the Maker issuable upon conversion of this Note, pursuant to all applicable rules under NASDAQ’s listing rules.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any of the Obligors or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

“Reorganization” shall have the meaning set forth in Section 7(b) hereof.

“SEC” means the Securities and Exchange Commission of the United States.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means that certain Security Agreement, dated as of the Effective Date, by and between the Maker, its Subsidiaries, and the Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

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“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing). “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Lenders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Maker, the fees and expenses of which shall be paid by the Maker.

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Annex B

Each Obligor covenants and agrees as follows:

(a) Indebtedness. The Maker will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness created hereunder;

(ii) Indebtedness of any Obligor to any other Obligor;

(iii) Any existing indebtedness incurred prior to Effective Date, including debt to Michael Hunsucker and Craigstone.

(iii) secured or unsecured Indebtedness in the ordinary course; and

(iv) other secured or unsecured Indebtedness, not in the ordinary course, in an aggregate principal amount not exceeding $25,000 at any time outstanding.

(b) Liens. The Maker will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except Permitted Liens.

(c) Fundamental Changes. The Maker will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person (other than an Obligor), or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (other than to an Obligor), or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve.

(d) Investments, Loans, Advances, Guarantees and Acquisitions. The Maker will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not an Obligor prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except Permitted Investments and investments by the Maker existing on the date hereof in the capital stock of its Subsidiaries.

(e) Restricted Payments. The Maker will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests.

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(f) Transactions with Affiliates. The Maker will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Maker or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and transactions between or among the Maker and its Subsidiaries not involving any other Affiliate.

(g) The Maker shall cause each Subsidiary to become a Guarantor and Obligor under this Note by executing and delivering to the Payee a joinder to this Note in the form contained in Annex C. Each Obligor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or, in the judgment of the Payee, desirable to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Payee to exercise and enforce its rights hereunder with respect to such security interest. No Obligor shall (A)  file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Payee is not named as the sole secured party or (B) cause or permit any Person other than the Payee to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the UCC) of any deposit account or investment property constituting part of the Collateral. Notwithstanding the foregoing, Mint Organics, Inc., a Florida corporation, and Mint Organics Florida, Inc., a Florida corporation, may with Payee’s prior written consent (which shall not be unreasonably withheld), (A) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral that is directly related to Mint Organics, Inc. and Mint Organics Florida, Inc., in which the Payee is not named as the sole secured party or (B) cause or permit any Person other than the Payee to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the UCC) of any deposit account or investment property constituting part of the Collateral that is directly related to Mint Organics, Inc. and Mint Organics Florida, Inc.

(h) If an Event of Default shall have occurred and be continuing, all dividends and other distributions on any pledged shares shall be paid directly to the Payee and retained by it as part of the Collateral. Each Obligor hereby expressly authorizes and instructs each issuer of any pledged shares pledged hereunder to (A) comply with any instruction received by it from the Payee that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Note, without any other or further instructions from such Obligor, and (B) pay any dividend or other payment with respect to any pledged shares directly to the Payee. Without limiting any rights or powers granted by this Note to the Payee while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Payee is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Note and taking any action and executing any instruments that the Payee may deem necessary or advisable to accomplish the purposes, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Payee shall be entitled under this Note to make collections in respect of the Collateral, the Payee shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

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(i) Cash Management/Deposit Account Control Agreement. At Payee’s option, it may require any Obligor at any time to use its best efforts to have all Cash of such Obligor and/or any deposit accounts maintained by such Obligor, be maintained at all times in a Controlled Account and subject to a deposit account control agreement.

(j) UCC Filings. The Maker shall promptly, and in any event within fifteen (15) Business Days after the date hereof, cause to be terminated any UCC filing not permitted hereunder.

(k) Reserved.

(l) Hedge Agreements. No Obligor shall enter into any hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device with any Person in connection with any Indebtedness of such Obligor.

(m) Contracts. No Obligor shall enter into any contract after the date hereof out of such Obligor’s ordinary course of business, or extend any contract existing as of the date hereof out of such Obligor’s ordinary course of business, having a value in excess of Twenty-Five Thousand Dollars ($25,000) without the prior written consent of Payee, which consent shall not be unreasonably withheld.

(n) Employment Matters. No Obligor shall create a new C-Level executive position or hire a new C-level executive employee; provided that, in consultation with, and with the consent of, the Payee, an Obligor may fill a C-Level executive position that becomes vacant after the date hereof. No Obligor shall increase the salary or other compensation (cash or otherwise) payable or to become payable to any director, officer, contractor, advisor, or C-Level executive of an Obligor beyond the respective amounts paid to such individuals as of the date hereof. Notwithstanding the foregoing, Maker shall be entitled to hire a Chief Technology Officer on terms and conditions substantially similar to the employment agreement of Mari Mitrani.

(o) Material Agreements. No Obligor shall amend or terminate a Material Agreement without the Payee’s prior written consent.

35

Annex C

Form of Joinder to Note

By execution and delivery of this Joinder to 10% Senior Secured Convertible Promissory Note and Guarantee, dated March 29, 2017, the undersigned acknowledges that it has received and reviewed a copy of that certain 10% Original Issue Discount Convertible Secured Promissory Note and Guarantee, due March 29, 2018 (the “Note”), issued by Biotech Products Services and Research, Inc., a Nevada corporation, as the maker, to Agent, as payee/agent for the Lenders (as defined in the Note) under the Note. [Guarantor/Obligor] hereby joins in and agrees to be bound by the terms and conditions of the Note as a guarantor/obligor.

Assignee:

By:
Name:
Title:

Acknowledged and Accepted:

Maker:

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

By:
Name:
Title:

Agent/Payee:

AGENT

By:
Name:
Title:

36

EXHIBIT A

Schedule of Tranches

Lender	First Tranche Subscription Amount (Upon Execution)		Second Tranche Subscription Amount	Total First Tranche through Second Tranche Subscription Amounts

Agent	$175,000		$125,000	$300,000

Dr. Bruce Werber	$150,000	*	$0	$150,000	*

Ian Bothwell	$150,000	*	$0	$150,000	*

TOTAL	$475,000		$125,000	$600,000	*

_________

* Includes the rollover described in Section 1(b).

37

EXHIBIT B

Notice of Conversion

The undersigned hereby elects to convert principal under the 10% ORIGINAL ISSUE DISCOUNT CONVERTIBLE SECURED PROMISSORY NOTE due March 29, 2018 of Biotech Products Services and Research, Inc., (the “Maker”), into shares of common stock (the “Common Stock”), of the Maker according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Maker in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 6 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

DWAC Instructions:

Broker No: _____________________________

Account No: _____________________________

38

SCHEDULE 1

Obligors

Biotech Products Services and Research, Inc., a Nevada corporation

Anu Life Sciences Inc., a Florida corporation

General Surgical Florida, Inc., a Florida Corporation

Beyond Cells Corp., a Florida corporation

BD Source and Distribution, Corp., a Florida corporation

Ethan New York, Inc., a New York Corporation

Mint Organics, Inc., a Florida corporation

Mint Organics Florida, Inc., a Florida corporation

39

SCHEDULE 2

Material Agreements

40